                                                                   Exhibit 10.15


                         SECURITIES PURCHASE AGREEMENT

                                     AMONG

                PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED,

                       QUANTUM INDUSTRIAL PARTNERS LDC,

                         S-C PHOENIX HOLDINGS, L.L.C.,

                            WINSTON PARTNERS II LLC

                                      AND

                            WINSTON PARTNERS II LDC






                           Dated as of July 31, 1996

                               TABLE OF CONTENTS

1. Sale and Purchase of Securities...........................................  1
   1.1 Sale and Purchase of Securities.......................................  1

2. Purchase Price............................................................  1
   2.1 Amount of Purchase Price..............................................  1
   2.2 Payment of the Purchase Price.........................................  1

3. Closing; Termination of Agreement.........................................  2
   3.1 Closing Date..........................................................  2

4. Representations and Warranties of the Company.............................  2
   4.1 Organization and Good Standing........................................  2
   4.2 Authorization of Agreement; Enforceablility...........................  2
   4.3 Subsidiaries..........................................................  2
   4.4 Consents of Third Parties.............................................  3
   4.5 Capitalization........................................................  3
   4.6 Financial Statements..................................................  4
   4.7 No Undisclosed Liabilities............................................  4
   4.8 Absence of Certain Developments.......................................  4
   4.9 Taxes.................................................................  6
   4.10 Real Property........................................................  7
   4.11 Tangible Personal Property...........................................  8
   4.12 Intangible Property..................................................  8
   4.13 Material Contracts................................................... 10
   4.14 Employee Benefits.................................................... 11
   4.15 Employees............................................................ 12
   4.16 Litigation........................................................... 13
   4.17 Compliance with Laws; Permits........................................ 13
   4.18 Environmental Matters................................................ 13
   4.19 Investment Company Act............................................... 14
   4.20 Transactions with Affiliates......................................... 14
   4.21 Teleglobe............................................................ 14
   4.22 No Misrepresentation................................................. 14
   4.23 Financial Advisors................................................... 15

5. Representations and Warranties of the Purchasers.......................... 15
   5.1 Organization and Good Standing........................................ 15
   5.2 Authorization of Agreement............................................ 15
   5.3 Purchaser Representation.............................................. 15
   5.4 Investment Intention.................................................. 15
   5.5 Financial Advisors.................................................... 16

6. Further Agreements of the Parties......................................... 16

        6.1 Access to Information....................................  16
        6.2 Covenants................................................  16
        6.3 Use of Proceeds..........................................  17
        6.4 Financial Statements, Other Information and Annual
             Budget..................................................  17
        6.5 Confidentiality..........................................  17
        6.6 Other Actions............................................  18
        6.7 Updating of Information..................................  18
        6.8 Share Adjustment.........................................  18
        6.9 Foreign Ownership........................................  18
        6.10Indemnity................................................  18

     7. Documents to be Delivered at the Closing.....................  20
        7.1 Documents to be Delivered by the Company.................  20
        7.2 Delivery of Purchase Price...............................  21

     7.3    Pre-Closing Deliveries...................................  21

     8. Miscellaneous................................................  21
        8.1 Survival of Representations and Warranties...............  21
        8.2 Certain Definitions......................................  21
        8.3 Expenses.................................................  25
        8.4 Specific Performance.....................................  25
        8.5 Further Assurances.......................................  26
        8.6 Submission to Jurisdiction; Consent to Service of
             Process.................................................  26
        8.7 Entire Agreement; Amendments and Waivers.................  26
        8.8 Governing Law............................................  26
        8.9 Table of Contents; Headings; Interpretive Matters........  27
        8.10 Notices.................................................  27
        8.11 Severability............................................  27
        8.12 Binding Effect; Assignment..............................  28
        8.13 Counterparts............................................  28

EXHIBITS
I  Form of Purchase Warrant
II Form of Contingent Warrant

SCHEDULES

      1        Schedule of Payments and Securities
    4.3        Subsidiaries
    4.5        Capitalization
    4.6        Financial Information
    4.7        Liabilities
    4.8        Absence of Certain Developments
    4.9        Taxes
    4.10(B)    Real Property Leases
    4.11       Tangible Personal Property
    4.12       Intangible Property
    4.13       Material Contracts
    4.14       Employee Benefit Plans
    4.15       Employee Matters
    4.16       Litigation
    4.17       Permits
    4.20       Transactions with Affiliates

                         SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT, dated as of July 31, 1996 (the "Agreement"), among Primus Telecommunication Group, Incorporated, a Delaware corporation (the "Company"), and Quantum Industrial Partners LDC, a Cayman Islands limited duration company, S-C Phoenix Holdings, L.L.C., a Delaware limited liability company, Winston Partners II LDC, a Cayman Islands limited duration company, and Winston Partners II LLC, a Delaware limited liability company (each a "Purchaser" and collectively, the "Purchasers").

                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, the Company desires to issue to each Purchaser, and each Purchaser desires to purchase from the Company, (a) the number of shares of Common Stock of the Company, par value $.01 per share (the "Common Stock") listed next to such Purchaser on Schedule I attached hereto (collectively, the "Shares"); and (b) a warrant convertible into shares of Common Stock, substantially in the form attached as Exhibit I hereto (each, a "Purchase Warrant" and collectively, the "Purchase Warrants" and together with the Shares, the "Securities") for the Purchase Price and upon the terms and conditions hereinafter set forth; and

        WHEREAS, certain terms used in this Agreement are defined in
Section 8.2;

        NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

        1.      Sale and Purchase of Securities.
                -------------------------------

        1.1     Sale and Purchase of Securities. Subject to the terms and
                -------------------------------
conditions of this Agreement, on the Closing Date (as defined in Section 3.1 hereof) the Company shall sell, assign, transfer, convey and deliver to each Purchaser, and each Purchaser shall purchase from the Company, (a) the Shares being purchased by such Purchaser and (b) a Purchase Warrant, all as indicated on Schedule 1.

        2.      Purchase Price.
                --------------

        2.1     Amount of Purchase Price. The purchase price for the Securities
                ------------------------
shall be as indicated on Schedule I (the "Purchase Price"). The Purchase Price shall be payable as provided in Section 2.2 hereof.

        2.2     Payment of the Purchase Price. At the Closing, each Purchaser
                -----------------------------
shall pay the Purchase Price by wire transfer of clearinghouse funds or by such other method as may be reasonably acceptable to the Company and such Purchaser to such account of the Company as shall have been designated in advance to such Purchaser by the Company.

          3.  Closing; Termination of Agreement.
              ---------------------------------

          3.1 Closing Date. The closing of the sale and purchase of the
              ------------
Securities provided for in Section 1.1 (the "Closing") shall take place at 9:00 a.m. at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in New York, New York (or at such other place as the parties may mutually agree) on the date hereof, or on such other date as the parties hereto may mutually agree. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 7 hereof.

          4.  Representations and Warranties of the Company. For purposes of
              ---------------------------------------------
this Section 4, unless otherwise indicated, the term "Company Group" shall mean the Company and each of its Subsidiaries and references to the Company Group shall mean each member of the Company Group. The Company hereby represents and warrants to each Purchaser that:

          4.1 Organization and Good Standing. The Company is duly organized,
              ------------------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its respective business as now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization, except for those jurisdictions where the failure to be so qualified would not have or result in a material adverse effect in the business, properties, results of operations, prospects or conditions (financial or otherwise) of the Company.

          4.2 Authorization of Agreement; Enforceability. The Company has all
              ------------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the "Transaction Documents") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each Purchaser) this Agreement and each of the Transaction Documents constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          4.3 Subsidiaries. (a) Except as set forth on Schedule 4.3, the Company
              ------------
has no Subsidiaries.

                (b) Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective businesses as now conducted and as it is proposed to be conducted. Each Subsidiary is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization, except for those jurisdictions where the failure to be so qualified would not have or result in a material adverse effect in the business, properties, results of operations, prospects or conditions (financial or otherwise) of such Subsidiary.

                (c) The authorized capital stock of each Subsidiary is as set forth on Schedule 4.3. Except as disclosed on Schedule 4.3, there is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company or any Subsidiary is a party requiring, and there are no securities of the Company or any Subsidiary outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of any Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of any Subsidiary. Except as disclosed on Schedule 4.3, neither the Company nor any Subsidiary is a party to any voting trust or other voting agreement with respect to any of the securities of any Subsidiary or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock or any subsidiary.

                4.4   Consents of Third Parties. None of the execution and
                      -------------------------
delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company or any Subsidiary; (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company Group is a party or by which the Company Group or any of its properties or assets is bound; (c) constitute a violation of any Law applicable to the Company Group; or (d) result in the creation of any Lien upon the properties or assets of the Company Group. Other than those which have been obtained or made, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company Group in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

                4.5   Capitalization. The authorized capital stock of the
                      --------------
Company is as set forth on Schedule 4.5. The Shares are, and the Common Stock when issued and delivered by the Company upon conversion of the Purchase Warrants or pursuant to Section 6.10, will be, duly authorized for issuance and validly issued, fully paid and non-assessable. Except as disclosed on Schedule 4.5, there is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as disclosed on
Schedule 4.5, the Company is not a party to, nor is aware of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

        4.6 Financial Statements. Attached as Schedule 4.6 hereto are (i) copies
            --------------------
of the unaudited consolidated balance sheets of the Company as of June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the quarter then ended (the "Latest Statements") and (ii) the audited consolidated balance sheets of the Company as of December 31, 1995 and the related consolidated statements of income and cash flows for such year ended (such statements, including the related notes and schedules thereto, and the Latest Statements, are referred to herein as the "Financial Statements"). Each of the Financial Statements was prepared in good faith by the Company, is complete and correct in all material respects taken as a whole, has been prepared in accordance with GAAP and in conformity with the practices consistently applied by the Company and presents fairly the consolidated financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated. To the knowledge of the Company, there has not occurred any breach of any covenant, representation or warranty made in favor of, or owed to, the Company Group under the Axicorp Agreement, nor, to its knowledge, does there exist any facts or circumstances which are likely to give rise to such breach.

        4.7 No Undisclosed Liabilities. Except as set forth on Schedule 4.7,
            --------------------------
the Company has no liabilities (whether accrued, absolute, contingent or otherwise, and whether due or become due or asserted or unasserted), except (a) obligations under Contracts described in Schedule 4.13 or under Contracts that are not required to be disclosed thereon as a result of dollar thresholds therein, (b) liabilities provided for in the Latest Statements, (c) liabilities incurred since the Latest Statements, in the ordinary course of business consistent with past practice or (d) other liabilities the sum of which is, in the aggregate, no greater than $500,000. Unless specifically disclosed as a breach on Schedule 4.7, disclosure of a Contract on Schedule 4.13 shall not be disclosure of liability for a breach of any provision of such Contract.

        4.8 Absence of Certain Developments. Except as expressly contemplated by
            -------------------------------
this Agreement, or as set forth on Schedule 4.8, since December 31, 1995:

        (a) there has not been any Material Adverse Change nor has any event occurred which could result in any Material Adverse Change;

        (b) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company Group having a replacement cost of more than $50,000 for any single loss or $200,000 for all such losses;

        (c) there has not been any declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company, including as relates to the transactions contemplated by the Teleglobe Agreement;

                (d) there has not been any transfer, issue, sale or other disposition by the Company Group of any shares of capital stock or other securities of the Company Group or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

                (e) the Company Group has neither awarded or paid any bonuses to employees of the Company Group nor entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company Group's directors, officers, employees, agents or Representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or Representatives, other than in the ordinary course of business consistent with past practice which increases in the aggregate do not exceed $200,000 in annual cost to the Company Group, and other than as may have been required by Law or insurers;

                (f) the Company Group has not failed to pay and discharge current liabilities when due except where disputed in good faith by appropriate proceedings;

                (g) the Company Group has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of the Company Group;

                (h) the Company Group has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company Group except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                (i) the Company Group has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company Group taken as a whole

                (j) the Company Group has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company Group taken as a whole;

        (k) the Company Group has not transferred or granted any rights under any contracts, leases, licenses, agreements or Proprietary Rights (as defined in Section 4.12 hereof) used by the Company Group in its business which could result in a Material Adverse Change; and

        (l) the Company Group has not made any binding committment to make any capital expenditures or capital additions or betterments in excess of $4.6 million individually or $10 million in the aggregate (the material items comprising these amounts being set forth on Schedule 4.8).

        4.9  Taxes.
             -----

        (a) The Company Group or the Company Group's affiliated, combined or unitary group, as the case may be (collectively, the "Tax Affiliates"), have timely filed with the appropriate Governmental Bodies all Tax Returns required to be filed by or with respect to them, their operations and assets, and as of the time of filing, all such Tax Returns were true, complete and correct.

        (b) Each of the Company Group and the Tax Affiliates has (a) timely paid all Taxes that are due and payable with respect to taxable periods ended on or before the Closing Date with respect to the Company, its operations and assets, except for Taxes that are being contested in good faith by appropriate proceedings and as to which reasonable reserves have been established; and (b) established adequate reserves (excluding reserves for deferred Taxes) for the payment of all Taxes not yet due and payable with respect to the results of operations through the Closing Date. Further, there are no Tax Liens upon any property or assets of the Company Group or any of the Tax Affiliates except liens for current Taxes not yet due.

        (c) The Company Group (or a Tax Affiliate thereof) has complied with all applicable Laws relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper Governmental Bodies all amounts required to be so withheld and paid over for all periods under all applicable Laws.

        (d) None of the periods covered by the Tax Returns of the Company Group (or its Tax Affiliates) has been closed by an applicable statute of limitation.

        (e) Neither the Company Group nor any of the Tax Affiliates has executed or filed with the IRS or any other taxing authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which the Company Group or any Tax Affiliate would be liable.

        (f) Neither the Company Group nor any of the Tax Affiliates on behalf of the Company Group has executed or entered into any closing agreement pursuant to Section 7121 or the Code, or any predecessor provision thereof or any similar provision of state, local or foreign Law.

        (g) No federal, state, local or foreign Tax audits or other administrative action or proceedings or court proceedings for the assessment or collection of Taxes have been conducted or are presently pending, nor has any such action or proceeding been asserted or, to the Company's best knowledge, threatened against the Company Group or its Tax Affiliates or any of their assets.

        (h) The Company Group is not (nor has it ever been) a party to, bound by or subject to any obligation under any tax sharing or similar agreement. Except as provided on Schedule 4.9, neither the Company Group nor any of the Tax Affiliates has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

        (i) Neither the Company Group nor any of the Tax Affiliates on behalf of the Company Group has (a) agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by the Company Group, (b) knowledge that any proper Governmental Body has proposed any such adjustment or change in accounting method or (c) an application pending with any such Governmental Body requesting permission for any change in accounting methods that relates to the business and operations of the Company Group.

        (j) The Company Group is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

        (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Purchaser or the Company Group by reason of Section 280G of the Code.

        4.10    Real Property.
                -------------

        (a)     The Company Group does not own any real property.

        (b) Schedule 4.10B sets forth a complete list of all real property and interests in real property leased by the Company Group (each a "Real Property Lease", and collectively, the Real Property Leases) as lessee or lessor. The Company Group has good and marketable title to the leasehold estates in all Real Property Leases in each case free and clear of all Liens. The Company has no reason to believe that such title would not be insurable subject to customary exceptions.

        (c) Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease either by the Company Group or, to the best knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company Group has delivered or otherwise made available to each Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

        (d) No previous or current party to any Real Property Lease has given notice or made a claim with respect to any breach or default thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company Group by a third party, all necessary consents to such assignments or subleases have been obtained.

        4.11    Tangible Personal Property.
                --------------------------

        (a) Schedule 4.11 sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Company Group or to which the Company Group is a party or by which the Company Group or any of their respective properties or assets is bound. The Company has delivered or otherwise made available to each Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

        (b) (i) Each of the Personal Property Leases is in full force and effect and is valid, binding and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease either by the Company Group or, to the best knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

                (ii) No previous or current party to any such Personal Property Lease has given notice or made a claim to the Company Group, with respect to any breach or default thereunder.

        (c) With respect to those Personal Property Leases that were assigned or subleased to the Company Group by a third party, all necessary consents to such assignments or subleases have been obtained.

        (d) The Company Group has good and marketable title to all of the material items of tangible personal property used by it (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company Group are in reasonably good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used for the operation of the business of the Company Group.

        4.12    Intangible Property.
                -------------------

        (a)     "Proprietary Rights" shall mean any and all of the following
                 ------------------
which have been or are used and/or owned by, and/or issued or licensed to, the Company Group, along with all income, royalties, damages and payments due or payable at the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; utility model registrations and applications; design registrations and applications; trademarks, service marks, trade dress, logos, trade names and corporate names together with all goodwill associated therewith, copyrights registered or unregistered and copyrightable works; mask works; and all registrations, applications, and renewals for any of the foregoing; trade secrets and confidential information (including without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and developmental information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); computer software and software systems (including, without limitation, data, databases and related documentation); other proprietary and intellectual property rights; licenses or other agreements including but not limited to those assigning, waiving or relating to rights of publicity, moral rights or neighboring rights to or from third parties; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on the Schedule 4.12 attached hereto.

        (b) Schedule 4.12 sets forth a complete and correct list of: (i) all patents trademark and servicemark registrations, copyright registrations and other registered Proprietary Rights as well as all pending applications therefor, (ii) all corporate names, trade names and unregistered trademarks used by the Company Group (to the extent not reflected on other Schedules attached hereto) as their own marks, (iii) all material unregistered copyrightable works authored by the Company, mask works, and material computer software owned or licensed by the Company Group (other than commercial software products generally available to consumers), and (iv) all material licenses or similar agreements to which the Company Group is or just prior to closing was a party either as licensee or licensor for the Proprietary Rights, in each case identifying the subject Proprietary Rights.

        (c) Except as set forth on Schedule 4.12, (i) the Company Group owns and possesses all right, title and interest, free and clear of all Liens, in and to, and to the Company's knowledge has a valid and enforceable right to, each of the Proprietary Rights, and no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to the Company's knowledge, is threatened, (ii) the Proprietary Rights comprise all material intellectual property rights which are currently being used by the Company Group or which are necessary for the operation of Company Group's businesses as currently conducted by the Company Group, and as currently proposed to be conducted, (iii) no loss or expiration of any Proprietary Right or related group of Proprietary Rights is, to the Company's knowledge, threatened, or is pending or reasonably foreseeable, (iv) the Company Group has not received any notices of, nor is the Company aware of any facts which indicate a reasonable likelihood of any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights including, without limitation, any demand or request by the Company Group that such third party license any of the Proprietary Rights from the Company Group or to the Company Group, (v) the Company Group has not infringed, misappropriated or otherwise conflicted with any rights including intellectual property rights, of any third parties and the Company is not aware of any infringement, misappropriation or conflict by the Company Group of any third-party patent, trademark, copyright or other intellectual property right, or of any such infringement, misappropriation or conflict which shall occur as a result of the continued operation of the business by the Company Group, as currently conducted or as currently proposed to be conducted, and there is no demand or request from a third party that the Company Group take a license under any intellectual property right; and (vi) none of the Proprietary Rights owned by or licensed to the Company Group are, to the best knowledge of the Company, being infringed, misappropriated or conflicted by any third party.

        (d) All of the Proprietary Rights are owned by, or properly assigned or licensed to, the Company Group or use thereof is otherwise authorized. The Company has not disclosed, and is not aware of any disclosure by any other Person of any of its trade secrets or confidential information to any third party other than pursuant to a written confidentiality agreement or disclosure to the Company's shareholders.

        4.13    Material Contracts.
                ------------------

        (a)     Except as set forth on Schedule 4.13, neither the Company
Group nor any of its respective properties or assets is a party to or bound by any (i) material Contract not made in the ordinary course of business, (ii) any Contract involving a commitment or payment in excess of $50,000 or otherwise material to the business of the Company; (iii) employment, consulting, non-competition, severance, "golden parachute" or indemnification Contract involving, annual payments of more than $50,000 or $250,000 in the aggregate (including, without limitation, in each case any Contract to which the Company Group is a party involving employees of the Company); (iv) Contract among shareholders of granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or capital stock of the Company Group or any other Person or involving a sharing of profits; (v) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of the Company Group; (vi) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract; (vii) Contract with any Governmental Body; (viii) Contract with respect to the discharge, storage or removal of Hazardous Materials; or (ix) binding commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to each Purchaser true, correct and complete copies of the Contracts listed on Schedule
4.13 (except as noted thereon), together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

        (b) (i) Each of the Contracts listed on Schedule 4.13 is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Contract listed on Schedule 4.13 by the Company Group or, to the best knowledge of the Company, by any order party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

                (ii) No previous or current party to any Contract has given notice to the Company Group of or made a claim with respect to any breach or default thereunder and the Company is not aware of any notice of or claim to any such breach or default.

        (c) With respect to the Contracts listed on Schedule 4.13 that were assigned to the Company Group by a third party, all necessary consents to such assignment have been obtained.

        4.14    Employee Benefits.
                -----------------

        (a) Schedule 4.14 sets forth a complete and correct list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock option, stock purchase arrangements or policies) maintained by the Company Group or any trade or business (whether or not incorporated) which is under common control with the Company Group or is treated as a single employer under Section 4.14(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which the Company Group contributes or is obligated to contribute thereunder with respect to the Company Group's employees, consultants, agents and ex-employees and their dependents and beneficiaries ("Employee Benefit Plans"). Schedule 4.14 clearly identifies, in separate categories, Employee Benefit Plans that are (i) subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plans"), (ii) multiemployer plans (as defined in Section 4001(a) of ERISA) ("Multiemployer Plans") or (iii) welfare plans providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense).

        (b) Neither the Company Group nor any ERISA Affiliate contributes or has contributed to any Multiple Employer Plan or Multiemployer Plan.

        (c)     Each of the Employee Benefit Plans intended to qualify under
Section 401 of the Code ("Qualified Plans") so qualifies, and, except as disclosed on Schedule 4.14, nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or the imposition of any liability, penalty or tax under ERISA or the Code. All contributions and premiums required by law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto), and no accumulated funding deficiencies exist in any of the Employee Benefit Plans subject to Section 412 of the Code.

                (d) There has been no material violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

                (e) Each of the Employee Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the employee Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

                (f) Neither the Company Group nor any ERISA Affiliate maintains a welfare benefit plan providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense) except as provided on Schedule 4.14(a) and the Company Group and each ERISA Affiliate has complied with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

                (g) Neither the Company Group nor any ERISA Affiliate maintains or has maintained a defined benefit plan (within the meaning of Section 3(35) or ERISA) or has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than an ERISA Affiliate during the five-year period ending on the Closing Date.

                (h) Except as set forth on Schedule 4.14, none of the Employee Benefit Plans listed thereon provides for additional or accelerated payments or other consideration to be made on account of the transactions contemplated hereby.

                4.15  Employees.
                      ---------
                To the best of the Company's knowledge, no key executive employee and no group of employees or independent contractors of the Company Group has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company Group. The Company Group has complied in all material respects with all applicable laws relating to the employment of personnel and labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, the Worker Adjustment and Retraining Act, and the Immigration Reform and Control Act of 1986. The Company Group is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. The Company Group has not engaged in any unfair labor practice. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company Group.

                4.6   Litigation.
                      ----------
                There are no Legal Proceedings pending or, to the best knowledge of the Company, threatened that question the validity of this Agreement or the Transaction Documents or any action taken or taken by the Company Group in connection with the consummation of the transactions contemplated hereby or thereby. Schedule 4.16 sets forth a true, correct and complete list of all Legal Proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company Group or any properties or assets (including Employee Benefit Plans) of the Company Group, at law or in equity, and there is no reasonable basis for any such Legal Proceeding. There is no outstanding or, to the best knowledge of the Company Group, threatened Order of any Governmental Body against, affecting or naming the Company Group or affecting any of its properties or assets.

                4.17  Compliance with Laws: Permits.
                      -----------------------------

                (a) The Company Group is and at all times has been in compliance in all material respects with all Laws and Orders promulgated by any Governmental Body applicable to the Company Group or to the conduct of the business or operations of the Company Group or the use of its properties (including any leased properties) and assets. The Company Group has not received and the Company does not know of the issuance of, any notices of violation or alleged violation of any such Law or Order by any Governmental Body.

                (b) The Company Group has all Permits necessary for the necessary for the conduct of its business. After consummation of the transactions contemplated by the Teleglobe Agreement, including the Reorganization (as defined therein) and the exercise of the GNI Option (as defined therein), the Company Group will continue to have all Permits necessary for the conduct of its business as conducted on the Closing Date. Schedule 4.17 lists all material Permits of the Company Group obtained from all Governmental Bodies, indicating, in each case, the expiration date thereof, which are required by the nature of the operations of the Company Group to permit the operation thereof in the manner in which they are currently conducted. Such Permits have been issued pursuant to valid applications by the Company Group to the appropriate Governmental Bodies made in compliance in all material respects with all applicable Laws, and the Company Group has fully complied with all material conditions of such Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance by the Company Group of any such Permit. All such Permits are in full force and effect without further consent or approval of any Person. The Company Group has not received any notice from any source to the effect that there is lacking any such Permit required in connection with the current operations of the Company Group.

                4.18  Environmental Matters.  (a)  Except as set forth on
                      ---------------------
Schedule 4.18, the operations of the Company Group have been in compliance with all Environmental Laws; (b) the Company Group has obtained, currently maintains all Environmental Permits necessary for its operations; all such Environmental Permits are in good standing; there are no Legal Proceedings pending or, to the best knowledge of the Company, threatened to revoke any such Environmental Permit; the Company Group is in compliance with such Environmental Permits; and the Company Group has not received any notice from any source, or has otherwise obtained knowledge, to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any Real Property Lease; (c) the Company Group and all of its past and current Facilities and operations are not subject to any outstanding written Order or Contract, including Environmental Liens, with any Governmental Body or Person, or to the best of the Company's knowledge subject to any federal, state, local or foreign investigation respecting (A) Environmental Laws, (B) any Remedial Action or (C) any Environmental Claim arising from the Release or threatened Release of a Hazardous Material; (d) the Company Group is not subject to any Legal Proceeding alleging the violation of any Environmental Law or Environmental Permit; (e) the Company Group has not received (nor, to the best knowledge of the Company, has there been issued) any written communication, whether from a Governmental Body, citizens' group, employee or any other Person, that alleges that the Company Group is not in compliance with any Environmental Law or Environmental Permit; (f) the Company Group has not caused or permitted any Hazardous Materials to remain or be disposed of, either on or under real property legally or beneficially owned or operated by the Company Group or on any real property not permitted to accept, store or dispose of such Hazardous Materials; (g) the Company Group has no liabilities with respect to Hazardous Materials, and no facts or circumstances exist which, in the aggregate, could give rise to liabilities with respect to Hazardous Materials; (h) none of the operations of the Company Group involves the generation, transportation, treatment, storage or disposal of hazardous waste or subject waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement); and (i) there is not now on or in any property of the Company Group (l) any underground storage tanks or surface tanks, dikes or impoundments; (2) any asbestos-containing materials or (3) any polychlorinated biphenyls.

              4.19  Investment Company Act.  The Company is not, nor is it
                    ----------------------
directly or indirectly controlled by or acting on behalf of any Person that is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

              4.20  Transactions with Affiliates.  Except as set forth on
                    ----------------------------
Schedule 4.20, the Company has not made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction with, any Affiliate, including without limitation, the purchase, sale or exchange of property or the rendering of any service, where the amount involved is material to the business of the Company Group.

              4.21  Teleglobe.  The consummation of the transaction contemplated
                    ---------
by the Teleglobe Agreement, including the Reorganization (as defined therein) and the exercise of the GNI Option (as defined therein) shall not cause a Material Adverse Change.

              4.22  No Misrepresentation.  No representation or warranty of the
                    --------------------
Company contained in this Agreement (including the schedules hereto) or in any Transaction Document furnished to the Purchaser pursuant to the terms hereof contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

              4.23  Financial Advisors.  No agent, broker, investment banker,
                    ------------------
finder, financial advisor or other person acting on behalf of the Company or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement or any Transaction Document and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

              5.    Representations and Warranties of the Purchasers.  Each
                    ------------------------------------------------
Purchaser hereby represents and warrants to the Company severally, for itself only that:

              5.1   Organization and Good Standing.  Such Purchaser is duly
                    ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

              5.2   Authorization of Agreement.  Such Purchaser has full
                    --------------------------
corporate or partnership power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of this Agreement and each Purchaser Document has been duly authorized by all necessary corporate or partnership action on behalf of such Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by such Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms.

              5.3   Purchaser Representation.  Such Purchaser has such knowledge
                    ------------------------
and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser has been given the opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answer from, the Company and its representatives concerning the terms and conditions of an investment in the Securities.

              5.4   Investment Intention.  Such Purchaser is acquiring the
                    --------------------
Securities for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof in violation of the Securities Act, and that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. Such Purchaser understands that the Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

           5.5   Financial Advisors. No agent, broker, investment banker,
                 ------------------
finder, financial advisor or other person acting on behalf of such Purchaser or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement or any Transaction Document and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of such Purchaser.

           6.    Further Agreements of the Parties.
                 ---------------------------------

           6.1   Access to Information. For so long as a Purchaser owns 25% of
                 ---------------------
the Underlying Common Stock issued to such Purchaser on the Closing Date, such Purchaser shall be entitled, through one Person acting as the Representative of all the Purchasers ("Purchasers' Representative") and upon reasonable notice, to make such investigation of the properties, businesses and operations of the Company (and its Subsidiaries) and such examination of the books, records and financial condition of the Company as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances without material interference with the Company's normal business operations, and the Company shall and shall cause its Subsidiaries and its Subsidiaries and its employees to cooperate fully therein. In order that such Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company (and its Subsidiaries), the Company shall cause its Representative (and Representatives of its Subsidiaries) to cooperate fully with such Purchasers' Representative in connection with such review and examination; provided that the Company shall not incur any material expense related thereto.

           6.2   Covenants. For so long as a Purchaser owns 25% of the
                 ---------
Underlying Common Stock issued to such Purchaser on the Closing Date:

           (a) For so long as the Purchase Warrants or Contingent Warrants are exercisable and until the Additional Purchase Agreement Shares, if any, have been issued, the Company shall reserve that number of shares of Common Stock issuable upon conversion of the Purchase Warrant or the Contingent Warrant or issuable pursuant to Section 6.10, which shares shall not be subject to any preemptive or other similar rights.

           (b) The Company shall perform and observe all of its obligations to each holder of Underlying Common Stock set forth in the Certificate of Incorporation and the Company's by-laws.

           (c) Prior to the Closing, the Company has amended its by-laws by making Section 9.15 read as follows:

                 Section 9.15. Any shares of capital stock of the corporation issued to Teleglobe USA, Inc. or the [Purchasers] or any of their affiliates shall be Permanently Unrestricted Share Certificates and no such shares shall at any time (whether or not owned by the foregoing entities or any of their affiliates) be required to bear any legend contained in this Article IX or be subject to any restriction contained in this Article IX or any similar restriction.

          6.3  Use of Proceeds. The Company shall use all of the proceeds from
               ---------------
the sale of the Securities under this Agreement only in the ordinary course of operating the business of the Company (and its Subsidiaries).

          6.4  Financial Statements, Other Information and Annual Budget. (a)
               ---------------------------------------------------------
The Company shall deliver to each Purchaser (so long as the Purchaser owns 25% of the Underlying Common Stock issued to such Purchaser on the Closing Date):

               (i) As soon as available and in any event within 45 days after the close of each quarterly accounting period ending after the date hereof, the consolidated balance sheet of the Company as of the end of such quarterly period, and the related consolidated statements of income, shareholders' equity and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by an authorized officer of the company to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments in the case of statements for any quarterly accounting period).

               (ii) As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company as of the end of such fiscal year end related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by independent certified public accountants of recognized national standing to have been prepared in accordance with GAAP in the United States.

               (iii) Copies of all reports, notices or other written communications (other than routine correspondence and responses to routine inquiries) sent to holders of equity or debt securities of , or lenders to the Company (or any of its Subsidiaries), promptly after any such communications are sent.

          (b) The Company will provide each Purchaser with such assistance as such Purchaser reasonably requests from officers, employees and auditors of the Company to enable such Purchaser to account for its investment in the Company in its financial statements.

          6.5  Confidentiality. Except as may be required by applicable law
               ---------------
neither the Company nor the Purchasers or any of their respective Affiliates shall at any time divulge, disclose, disseminate, announce or release any information to any person concerning this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby without first obtaining the prior written consent of the other party hereto; provided, however, that each Purchaser shall be entitled to disclose information with respect to its investment in the Company on any reports such Purchaser furnishes to its investors or as otherwise required by Law. In addition, the Company may disclose information with respect to the transactions contemplated hereby to its shareholders or pursuant to an offering of its securities, provided, however, that the Company shall not disclose the name of
            --------  -------
George Soros, Purnendu Chatterjee or any Affiliates thereof except as required by Law (including in response to comments raised by the Securities Exchange Commission with respect to the Company's filings therewith) or with the advance consent of such Person that may be disclosed.

          6.6  Other Actions. Each of the Company and the Purchaser agree to
               -------------
execute and deliver such other documents and take such other acts, as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents. Purchaser shall use reasonable efforts, at no cost to themselves, to cooperate in the Company's efforts to undertake a public offering of its stock.

          6.7  Updating of Information. The Company shall promptly deliver to
               -----------------------
each Purchaser any information concerning events subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein, including the schedules hereto, or delivered by the Company pursuant to any of the covenants contained herein, in order that the information contained herein or so delivered be complete and accurate in all material respects as of the Closing Date. Notwithstanding the preceding sentence, for purposes of determining the parties rights and obligations under this Agreement, the schedules delivered by the Company shall be deemed to include only that information contained therein on the date of this Agreement.

          6.8  Share Adjustment. If a Qualified Public Offering is not
               ----------------
consummated prior to one year after the Closing, then on the day immediately following such one year date, the Company shall issue shares of Common Stock to each Purchaser as indicated on Schedule 1, it being agreed that such number of shares shall be adjusted in the same manner as the Warrant A Amount (as defined in the Purchase Warrant) would be adjusted pursuant to Section 2 of the Purchase Warrants.

          6.9  Foreign Ownership.  Purchasers will not transfer their Underlying
               -----------------
Common Stock, Purchase Warrants or Contingent Warrants to any Person if such transfer would, to the best knowledge of Purchasers after due inquiry, cause the aggregate foreign ownership by Purchasers (or their transferees) of the Company, as determined under the Communications Act of 1934, as amended (47 U.S.C. (S)151 et.seq.), and applicable rules and regulations of the Federal Communications Commission, to exceed 75% of the aggregate ownership by Purchasers of the Company. For all purposes of measuring such percentage, all Warrants which are then or may become exercisable shall be deemed exercisable. If Purchasers discover that a prior transfer conflicted with this Section 6.9, they shall notify the Company of such information. Notwithstanding the above, this Section shall not apply to transfer or sales to the public or in non-private transactions.

          6.10 Indemnity.  (a) The Company agrees to indemnify, defend and hold
               ---------
harmless each Purchaser (and its partners (and each officer and director thereof), directors, officers, members, shareholders, employees, affiliates, agents and permitted assigns) from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and reasonable attorneys' fees, disbursements and related charges) (collectively,

"Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or the Transaction Documents.

          (b) Each Purchaser agrees, severally, for itself only, to indemnify, defend and hold harmless the Company (and its partners (and each officer and director thereof), directors, officers, members, shareholders, employees, affiliates, agents and permitted assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of each Purchaser contained in this Agreement or the Purchaser Documents.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnifying party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Such indemnifying party shall not, however, enter into any settlement with a party without obtaining an unconditional release of each indemnified party by such party with respect to any and all claims against each indemnified party. If such defense is assumed,the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim.

          (d) Purchasers shall not be entitled to assert any right of indemnification hereunder for any Loss (except for such breaches as may have been effected knowingly and willingly) if such Loss is less than $10,000, or all Losses to date are less then $250,000, whereupon the Purchaser shall be entitled to indemnification for all Losses suffered by the Purchaser (including the first $10,000, individually, or $250,000 in the aggregate in Losses). In no event shall the Company be liable for indemnification Losses in excess of the sum of $16 million and the Warrant B Alternative Exercise Price (as defined in the Purchase Warrant) paid by the Purchaser; provided, however, that such cap shall not apply to Losses with respect to the representation given in the second sentence of Section 4.5.

          (e) The Company shall not be entitled to assert any right of indemnification hereunder for any Losses (except for such breaches as may have been effected knowingly and willingly) until the aggregate Losses suffered by the Company exceeds $250,000, whereupon the Company shall be entitled to reimbursement for all Losses suffered by the Company (including the first $250,000).

        (f) Notwithstanding anything to the contrary contained in this Section 6.10, if the Company shall have breached a representation contained in Section
4 of this Agreement (other than a breach with respect to Section 4.6) where such breach has resulted solely from circumstances concerning the business or financial condition of Axicor Pty Limited, the Company shall nevertheless only be considered to have breached such representation to the extent such circumstances constitute or result in a breach of a representation or warranty made to, or a covenant agreement owed to, the Company or to its Subsidiaries pursuant to the Axicorp Agreement (without giving effect to any waiver of such breach or similar action, if any, by the Company or its Subsidiaries). Notwithstanding anything else contained in this Section 6.10(f) to the contrary, the foregoing sentence shall not limit the indemnification available to the Purchasers pursuant to Section 6.10 for facts and circumstances concerning the business or financial condition of Axicorp Pty Limited existing on or after March 1, 1996. A determination as to whether the Company has breached the representations contained in Section 4.6 of this Agreement shall be made without regard to the first sentence of this Section 6.10(f).

        7.   Documents to be Delivered at the Closing.
             ----------------------------------------

        7.1  Documents to be Delivered by the Company. At the Closing, the
             -----------------------------------------
Company shall deliver, or cause to be delivered, to each Purchaser the following:

        (a) Permanently Unrestricted Share Certificate(s) representing the Shares and the Purchase Warrant and the Contingent Warrant, as contemplated by
Schedule I;

        (b) the opinions of Pepper, Hamilton & Sheetz and Swidler and Berlin, Chartered, in form and substance satisfactory to Purchaser;

        (c) Securityholder's Agreement among the Company, the Purchasers and K. Paul Singh;

        (d)  Registration Rights Agreement among the Company and the Purchasers;

        (e)  Purchase Warrants issued by the Company to each Purchaser;

        (f)  Contingent Warrants issued by the Company to each Purchaser;

        (g) a letter agreement in favor of the Purchasers, signed by John DePodestra and Andrew Krieger, reflecting their agreement to vote for the Purchaser's nominee on the Board of Directors;

        (h) certificates of good standing with respect to the Company and each Subsidiary issued by the secretaries of state of the appropriate jurisdictions; copies, certified by the secretary or assistant secretary as being a true and complete copy as of the Closing Date, of the by-laws of the Company; and copies certified by the Secretary of State of Deleware of the Certificate of Incorporation of the Company;

        (i) copy of resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, and a certificate of its secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect and attesting to the true signatures and to the incumbency of the officers of the Company executing this Agreement and Transaction Documents; and

        (j)  such other documents as the Purchaser shall reasonably request.

        7.2  Delivery of Purchase Price. At the Closing, each Purchaser shall
             ---------------------------
deliver its Purchase Price by wire transfer.

        7.3  Pre-Closing Deliveries. With respect to all deliveries required to
             -----------------------
be made to Purchasers' prior to the Closing pursuant to the terms of this Agreement, delivery by the Company to The Chatterjee Group shall constitute delivery to the Purchasers.

        8.   Miscellaneous.
             --------------

        8.1  Survival of Representations and Warranties. The parties hereto
             -------------------------------------------
hereby that the representations and warranties contained in this Agreement shall survive for a period of two years following the Closing hereunder, regardless of any investigation made by the parties hereto; provided, that the representation and warranties set forth in (i) the second sentence of Section
4.5 shall survive indefinitely and (ii) Sections 4.9 and 4.18 shall survive until the expiration of the applicable statute of limitation. Notwithstanding the preceding sentence, if notice of the inaccuracy or breach of any representation or warranty in respect of which indemnification is sought under this Agreement shall have been given to the party against whom such indemnity may be sought prior to the time at which a claim under such representation or warranty would otherwise terminate pursuant to the preceding sentence, such claim shall survive such time. The covenants and other agreements contained herein shall survive indefinitely.

        8.2  Certain Definitions.
             --------------------

        "Axicorp Agreement" means the Share Acquisition Deed, made 1st March
         -----------------
1996, between Primus Telecommunications International, Inc., a company incorporated in Deleware, the shareholders of Axicorp Pty Limited as set out in schedule 1 to such agreement and the persons set out in schedule 1 to such agreement, and the documents incorporated by reference therein.

        "Affiliate" of any Person means any Person that directly or indirectly
         ---------
controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession,
 -------------       -------------------------
directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to the Purchaser, the term "Affiliate" shall include one or more of George Soros, Purnendu Chatterjee,

Chatterjee Fund Management or Soros Fund Management of affiliates thereof, and any person or entity for which any such person or entity acts as investment advisor or investment manager.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules
      ----
and regulations promulgated thereunder.

     "Contingent Warrant" means a Contingent Warrant, issued to each Purchaser
      ------------------
substantially in the form hereto as Exhibit II.

     "Contract" means any contract agreement, indenture, note, bond, loan,
      --------
instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

     "Environmental Claim" means any accusation, allegation, notice of
      -------------------
violation, action, claim, Lien, demand, abatement or other Order or direction (conditional or otherwise) by a Governmental Body or any Person or personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Permits of or from any Governmental Body relating to environmental matters connected with the Facilities.

     "Environmental Law" means any Law concerning Releases into any part of the
      -----------------
natural environment, or activities that might result in damage to the natural environment, or any Law that is concerned in whole or in fact with the natural environment and with protecting or improving the quality of the natural environment and protecting public and employee health and safety and includes, but is not limited to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERLA") (42 U.S.C. $ 9601 et seq.), the Hazardous Materials
                                              -- ---
Transportation Act (49 U.S.C. $1801 et seq.), the Resource Conservation and
                                    -- ---
Recovery Act (42 U.S.C. $ 6901 et seq.), the Clean Water Act (33 U.S.C. $ 1251
                               -- ---
et seq.), the Clean Air Act (33) U.S.C. $ 7401 et seq.), the Toxic Substances
-- ---                                         -- ---
Control Act (15 U.S.C. $ 2601 et seq.), the Federal Insecticide, Fungicide, and
                              -- ---
Redenticide Act (7 U.S.C. $ 136 et seq.) and the Occupational Safety and Health
                                -- ---
Act (29 U.S.C. $ 651 et seq.) ("OSHA"), as such laws have been amended or
                     -- ---
supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto, and any and all treaties, conventions and environmental public and employee health and safety statutes and regulations or analogous requirements of non-United States jurisdiction in which the Company (or any of its Subsidiaries) conducts any business.

        "Environmental Matters" means any matter arising out of or relating to
         ---------------------
the production, storage, transportation, disposal or Release of any Hazardous Material or otherwise arising out of or relating to safety, health or the environment which could give rise to liability or require the expenditure of money to address, and shall include, without limitation, the costs of investigating and remedying any of the foregoing matters, any fines and penalties arising in connection therewith, and any claim in respect thereof for damages or injunctive relief for alleged personal injury, property damage or damage to natural resources under common law or other Environmental Law.

        "Environmental Permit" means any Permit, variance, registration, or
         --------------------
permission required under any applicable Environmental Laws.

        "Facility" means real property owned, leased or operated by the Company
         --------
(or any of its Subsidiaries).

        "GAAP" means generally accepted accounting principles, as in effect in
         ----
the United States.

        "Governmental Body" means any government or governmental or regulatory
         -----------------
body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

        "Hazardous Materials" means any substance, material or waste which is
         -------------------
regulated by any local, state or federal Governmental Body in the jurisdiction in which the Company (or any of its Subsidiaries) conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

        "Law" means any federal, local or foreign law (including common law),
         ---
statute, code, ordinance, rule, regulation or other requirement or guideline.

        "Legal Proceeding" means any judicial, administrative or arbitral
         ----------------
action, suits, proceedings (public or private), claims of governmental proceedings.

        "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of
         ----
trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

        "Material Adverse Change" means any material adverse change in the
         -----------------------
business, properties, results of operations, prospects or condition (financial or otherwise) of the Company or its Subsidiaries, in the aggregate.

        "Order" means any order, injunction, judgement, decree, ruling, writ,
         -----
assessment or arbitration award.

        "Permits" means any approvals, authorizations, consents, licenses,
         -------
permits or certificates by any Governmental Body.

        "Person" means any individual, corporation, partnership, firm, joint
         ------
venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

        "Qualified Public Offering" means an underwritten public offering of
         -------------------------
shares of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as then in effect or any comparable statement under any similar federal statute then in force or effect, pursuant to which at least 1,000,000 shares of Common Stock at a price per share of at least $35 (before underwriting commissions).

        "Registration Rights Agreement" means the Registration Rights Agreement,
         -----------------------------
by and among the Company and the Purchasers.

        "Release" means any release, spill, effluent, emission, leaking,
         -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Company (or any Subsidiary,) including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater, or property.

        "Remedial Action" means all actions, including, without limitation, any
         ---------------
capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

        "Representatives" of a Person means its officers, employees, agents,
         ---------------
legal advisors and accountants.

        "Securityholders' Agreement" means the Securityholders' Agreement, by
         --------------------------
and among the Company, the Purchasers and K. Paul Singh.

        "Subsidiary" means any Person of which a majority of the outstanding
         ----------
voting securities are owned directly or indirectly by the Company.

        "Taxes" means all taxes, charges, fees, imposts, levies or other
         -----
assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, environmental, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

        "Tax Return" means all returns, declarations, reports, estimates,
         ----------
information returns and statements required to be filed in respect of any Taxes or applicable Tax Law.

        "Teleglobe Agreement" means the Security Purchase and Option Agreement,
         -------------------
dated as of January 12, 1996, among Teleglobe USA, Inc., the Company, Primus Holding Corporation and GTI Networks Inc., as amended.

        "Underlying Common Stock" means (i) the Shares, (ii) the shares of
         -----------------------
Common Stock issued or issuable pursuant to Section 6.10, (iii) any shares of Common Stock issued or issuable upon exercise of the Purchase Warrants or the Contingent Warrants issued to the Purchasers pursuant to this Agreement and
(iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds the Purchase Warrants or the Contingent Warrants referred to in the previous sentence shall be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of such Purchase Warrants or Contingent Warrants regardless of any restriction or limitation on the exercise of the Purchase Warrants or Contingent Warrants, and such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock here under. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(c) repurchased by the Company (or any Subsidiary.)

      8.3   Expenses. The Company shall pay the fees and expenses of the
            --------
Purchasers in accordance with the terms of that certain letter dated July 8, 1996 from The Chatterjee Group to the Company. In addition, the Company shall pay all stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, the Transaction Documents, the Purchaser Documents or the issuance, delivery or acquisition of any Common Stock.

      8.4   Specific Performance. The Company acknowledges and agrees that the
            --------------------
breach of this Agreement would cause irreparable damage to the Purchasers and that the Purchasers will not have an adequate remedy at law. Therefore, the obligations of the Company under this Agreement, including, without limitation, the Company's obligation to sell the Securities to the Purchasers, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                8.5   Further Assurances.  The Company and the Purchasers each
                      ------------------
agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                8.6   Submission to Jurisdiction: Consent to Service of Process.
                      ---------------------------------------------------------

                (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action of proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.10.

                8.7   Entire Agreement: Amendments and Waivers. This Agreement
                      ----------------------------------------
(including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to the Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Al remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                8.8   Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

              8.9   Table of Contents; Headings; Interpretive Matters.  The
                    -------------------------------------------------
table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

              8.10  Notices.  All notices and other communications under this
                    -------
Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

              If to the Company, to:

                    Primus Telecommunications Group, Incorporated
                    8180 Greensboro Drive
                    McLean, Virginia  22102
                    Fax:  (703) 848-4641
                    Attn: K. Paul Singh

              With a copy (which shall by itself not constitute notice) to:

                    Pepper, Hamilton & Scheetz
                    3000 Two Logan Square
                    Eighteenth and Arch Streets
                    Philadelphia, Pennsylvania  19103-2799
                    Fax:  (215) 981-4750
                    Attn: Julia D. Corelli, Esq.

              If to the Purchasers, to the address listed in Schedule 1.

              With a copy (which shall by itself not constitute notice) to:

                    Akin, Gump, Strauss, Hauer
                          & Feld, L.L.P.
                    399 Park Avenue
                    New York, New York 10022
                    Fax:  (212) 872-1002
                    Attn: Patrick J. Dooley, Esq.

All notices are effective upon receipt or upon refusal if properly delivered.

              8.11  Severability.  If any provision of this Agreement is invalid
                    ------------
or unenforceable, the balance of this Agreement shall remain in effect.

        8.12    Binding Effect; Assignment.  This Agreement shall be binding
                --------------------------
upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.; provided, however, that the Purchasers may assign this Agreement
                --------  -------
and any or all rights and obligations hereunder, in whole or in part, to any Affiliate of the Purchasers, but any such assignment shall not relieve the Purchasers of its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of any Purchaser as a purchaser or holder of Underlying Common Stock are also for the benefit of and enforceable by, any subsequent holder of such Underlying Common Stock. Upon any permitted assignment, the references in this Agreement to the Purchasers shall also apply to any such assignee unless the context otherwise requires.

        8.13    Counterparts.  This Agreement may be executed simultaneously in
                ------------
two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                                       By: /s/ K. Paul Singh
                                          ------------------------
                                          Name:   K. Paul Singh
                                          Title:  CEO and President

                                  QUANTUM INDUSTRIAL PARTNERS LDC

                                       By: /s/ Michael C. Neus
                                          ------------------------
                                          Name:   Michael C. Neus
                                          Title:  Attorney-in-Fact

                                  S-C PHOENIX HOLDINGS, L.L.C.

                                       By: /s/ Michael C. Neus
                                          ------------------------
                                          Name:   Michael C. Neus
                                          Title:  Attorney-in-Fact

                                  WINSTON PARTNERS II LLC

                                  By: Chatterjee Advisors L.L.C.
                                        its manager

                                       By: /s/ Peter Hurwitz
                                          ------------------------
                                          Name:   Peter Hurwitz
                                          Title:  Manager

                                  WINSTON PARTNERS II LDC


                                       By: /s/ Peter Hurwitz
                                          ------------------------
                                          Name:   Peter Hurwitz
                                          Title:  Attorney-in-Fact

                                                                     Schedule 1
                                                                     ----------

                      SCHEDULE OF PAYMENTS AND SECURITIES

                                  Number       Purchase Price                          Purchase Price for       Shares Issuable
Purchaser                       of Shares     ($28 per share)     Purchase Warrant      Purchase Warrant     Pursuant to Section 6.8
---------                       ---------     ---------------     ----------------     ------------------    -----------------------
                                  142,857          $3,999,996      Warrant A - 50,000        $4,000,000      Such number of shares
1. Quantum Industrial Partners LDC                                 Warrant B -                               such that the average
                                                                   $5,000,000 + 42,857                       price of all Shares
  Address:                                                                                                   purchased hereby and
                                                                                                             shares issued pursuant
  Curacao Corporation Company N.V.                                                                           to the Purchase Warrant
  Kaya Flamboyan 9                                                                                           equals $18
  Willernstad, Curacao
  Netherlands Antilles
  Facsimile No.:  599-9-322-001

  With a copy (which shall by itself not
  constitute notice) to:

  Soros Fund Management
  888 Seventh Avenue
  New York, New York 10106
  Attention: Michael C. Neus
  Facsimile No.: (212)664-0544


     Up to an aggregate ownership of Shares, Common Stock issued pursuant to
Section 6.8 and Common Stock issued pursuant to the Purchase Warrant which as of the date hereof equals 444,444 (subject to adjustment as provided for in such Section).

                                 Number       Purchase Price                          Purchase Price for       Shares Issuable
Purchaser                      of Shares     ($28 per share)     Purchase Warrant      Purchase Warrant     Pursuant to Section 6.8
---------                      ---------     ---------------     ----------------     ------------------    -----------------------
                                 85,714         $2,399,992      Warrant A - 30,000        $2,400,000        Such number of shares
2. S-C Phoenix Holdings, L.L.C.                                 Warrant B -                                 such that the average
                                                                $3,000,000 + 25,714                         price of all Shares
  Address:                                                                                                  purchased hereby and
                                                                                                            shares issued pursuant
  S-C Phoenix Holdings, L.L.C.                                                                              to the Purchase Warrant
  c/o The Chatterjee Group                                                                                  equals $18/2/
  888 Seventh Avenue
  New York, New York 10106
  Attention: W. James Peet
             Peter Hurwitz
  Facsimile No.: (212)489-2003

  With a copy (which shall by itself not
  constitute notice) to:

  Soros Fund Management
  888 Seventh Avenue
  New York, New York 10106
  Attention: Michael C. Neus
  Facsimile No.: (212)664-0544


    /2/Up to an aggregate ownership of Shares, Common Stock issued pursuant to
Section 6.8 and Common Stock issued pursuant to the Purchase Warrant which as of the date hereof equals 266,669 (subject to adjustment as provided for in such Section).


                                         Number              Purchase Price
Purchaser                               of Shares            ($28 per share)      Purchase Warrant
---------                               ---------            ---------------      ----------------
3. Winston Partners II L.L.C.            17,857                  499,996          Warrant A - 6,250
                                                                                  Warrant B -
   Address:                                                                       $625,000 + 5,357

   Chatterjee Advisors L.L.C.
   c/o The Chatterjee Group
   888 Seventh Avenue
   New York, New York 10106
   Attention:  W. James Peet
               Peter Hurwitz
   Facsimile No.:  (212) 489-2005

                                           Purchase Price for             Shares Issuable
Purchaser                                   Purchase Warrant          Pursuant to Section 6.8
---------                                  ------------------         -----------------------
3. Winston Partners II L.L.C.                  $500,000               Such number of shares
                                                                      such that the average
   Address:                                                           price of all Shares
                                                                      purchased hereby and
   Chatterjee Advisors L.L.C.                                         shares issued pursuant
   c/o The Chatterjee Group                                           to the Purchase Warrant
   888 Seventh Avenue                                                 equals $18/3/
   New York, New York 10106
   Attention: W. James Peet
               Peter Hurwitz
   Facsimile No.:  (212) 489-2005

--------------------------------------------------------------------------------

================================================================================

---------------------
/3/Up to an aggregate ownership of Shares, Common Stock issued pursuant to
Section 6.8 and Common Stock issued pursuant to the Purchase Warrant which as of the date hereof equals 55,556 subject to adjustment as provided for in such Section).


                                       Number        Purchase Price
Purchaser                             of Shares      ($28 per share)     Purchase Warrant
--------                             ---------       ---------------     ----------------
4. Winston Partner II LDC             39,286            $1,100,008      Warrant A - 13,750
                                                                        Warrant B -
   Address:                                                             $1,375,000 + 10,714

Curacao Corporation Company N.V.
Kaya Flamboyan 9
Willemstad, Curacao
Netherlands Antilles
Facsimile No.: 599-9-322-001

With a copy (which shall by itself not
constitute notice) to:

The Chatterjee Group
888 Seventh Avenue
New York, New York 10106
Attention: W. James Peet
           Peter Hurwitz
Facsimile No.: (212) 489-2205

                                                  Purchase Price for             Shares Issuable
Purchaser                                          Purchase Warrant          Pursuant to Section 6.8
--------                                          ------------------         -----------------------
4. Winston Partner II LDC                            $1,100,000              Such number of shares
                                                                             such that the average
   Address:                                                                  price of all Shares
                                                                             purchased hereby and
Curacao Corporation Company N.V.                                             shares issued pursuant
Kaya Flamboyan 9                                                             to the Purchase Warrant
Willemstad, Curacao                                                          equals $18/4/
Netherlands Antilles
Facsimile No.: 599-9-322-001

With a copy (which shall by itself not
constitute notice) to:

The Chatterjee Group
888 Seventh Avenue
New York, New York 10106
Attention: W. James Peet
           Peter Hurwitz
Facsimile No.: (212) 489-2205

------------------------------------
     /4/Up to an aggregate ownership of Shares, Common Stock issued pursuant to
Section 6.8 and Common Stock issued pursuant to the Purchase Warrant which as of the date hereof equals 122,222 (subject to adjustment as provided for in such Section).